EXHIBIT 21


                    SUBSIDIARIES OF THE SMALL BUSINESS ISSUER


                                          State of Incorporation
     Name                                     or Organization
     ----                                 ----------------------

Optima Technologies, LLC                        Delaware

Tonertype LLC                                   Delaware

NC TonerServ, LLC                               Delaware